SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549



                          FORM 8-K

                       CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): December 18, 1995


            USP  REAL  ESTATE  INVESTMENT  TRUST
   (Exact name of registrant as specified in its charter)



            Iowa                  0-7589           42-6149662
(State or other jurisdiction (Commission File    (IRS Employer
     of incorporation)             No.)       Identification No.)


  4333 Edgewood Road N.E.,               52499
     Cedar Rapids, Iowa                (Zip Code)
   (Address of principal
     executive offices)


 Registrant's telephone number, including area code:  (319) 398-8975


                             N/A
    (Former name or former address, if changed since last
                           report)



                   Exhibit Index on Page 4







                           Page 1
Item 5.   Other Events.


On December 18, 1995, USP Real Estate Investment Trust issued a press release, incorporated herein by reference to
Item 7(c) of this report, and included as an exhibit hereto.



Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

          (99) News release dated December 18, 1995.









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                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              USP REAL ESTATE INVESTMENT TRUST




                              /s/ Alan F. Fletcher
                              Alan F. Fletcher
                              Vice President and Treasurer
                              (principal financial officer)




                              /s/ Roger Schulz
                              Roger Schulz
                              Controller
                              (principal accounting officer)

Dated:  January 18, 1996






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                        EXHIBIT INDEX


Exhibit
Item                          Title or Description           Page

 99                 News Release dated December 18, 1995       5





                           Page 4


                              CONTACT:  Alan F. Fletcher
                                        Vice President and Treasuer
                                        (319) 398-8849

                                        Jeffry Dixon
                                        Director of Investor Relations
                                        (319) 398-8083


FOR IMMEDIATE RELEASE


                USP UPDATE ON POTENTIAL SALE

CEDAR RAPIDS, IOWA--December 18, 1995--Earlier this year,

USP Real Estate Investment Trust announced that it had begun exploring alternatives to maximize shareholder value,

including a possible business combination or sale of assets.

The Trust announced in July that it had received an offer to acquire all of its assets for a price equivalent to $5.75

per share, less costs required to complete the transaction.

During this period, the Trust also participated in

preliminary discussions with a number of other potential

buyers.  The offer and other discussions were subject to

financing and further due diligence, as well as ongoing

negotiations of contractual terms and legal structure.  The

prospective buyers and the Trust have been unable to agree

on the terms, conditions and contingencies of a specific

transaction.  The Trust will continue to consider other

potential transactions which will serve to maximize

shareholder value.  There is no assurance that any

transaction will be consummated.

USP Real Estate Investment Trust is headquartered in Cedar

Rapids, Iowa and managed by AEGON USA Realty Advisors, Inc.

Trust shares are traded over-the-counter by the symbol

USPTS.






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